Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ballantyne Strong, Inc.

Omaha, Nebraska

We hereby consent to the incorporation by reference in the Registration Statements on Form S•8 (No. 333-03849, No. 333-116739, No. 333-139177, No. 333-153408, No. 333-218770, No. 333-169115, No. 333-196019 and No. 333-207921) of Ballantyne Strong Inc. of our reports dated March 15, 2018, relating to the consolidated financial statements, and the effectiveness of Ballantyne Strong, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, NC

March 15, 2018